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                                                               EXHIBIT 99.(a)(3)

                                  CLIENT LETTER

                        PENN TREATY AMERICAN CORPORATION

         OFFER TO EXCHANGE 6-1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2008
                               FOR ALL OUTSTANDING
                 6-1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2003



                                                                 August 28, 2002

To Our Clients:

         Enclosed for your consideration is an Offering Circular, dated August 28, 2002 (the "Offering Circular"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Penn Treaty American Corporation ("Penn Treaty") to exchange its 6-1/4% Convertible Subordinated Notes due 2008 (the "Exchange Notes") for all outstanding 6-1/4% Convertible Subordinated Notes due 2003 (the "Subordinated Notes"), upon the terms and subject to the conditions described in the Offering Circular.

         This material is being forwarded to you as the beneficial owner of the Subordinated Notes carried by us in your account but not registered in your name. A TENDER OF SUCH SUBORDINATED NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Subordinated Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Subordinated Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 a.m., New York City time, on September 26, 2002, unless extended by Penn Treaty (as it may be extended, the "Expiration Date"). Any Subordinated Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before expiration of the Exchange Offer or at any time after December 31, 2002 if we have not accepted the tendered Subordinated Notes for exchange by that date.

         The Exchange Offer is not conditioned upon any minimum number of Subordinated Notes being tendered. Your attention is directed to the following:

               1.   The Exchange Offer is for any and all Subordinated Notes.

               2. The Exchange Offer is subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offer--Conditions to the Exchange Offer."

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               3.   Any transfer taxes incident to the transfer of the
      Subordinated Notes from the holder to Penn Treaty will be paid by Penn Treaty, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

               4. The Exchange Offer expires at 12:00 a.m., New York City time, on the Expiration Date, unless extended by Penn Treaty.

                        PLEASE READ THE OFFERING CIRCULAR

         IF YOU WISH TO TENDER YOUR SUBORDINATED NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SUBORDINATED NOTES.

         If we do not receive written instructions in accordance with the procedures presented in the Offering Circular and the Letter of Transmittal, we will not tender any of the Subordinated Notes on your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Subordinated Notes held by us for your account.

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         Please carefully review the enclosed material as you consider the
Exchange Offer.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE ORDER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Penn Treaty American Corporation with respect to its 6-1/4% Convertible Subordinated Notes due 2003.

This will instruct you to tender the Subordinated Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Offering Circular and the related Letter of Transmittal.

Please tender the Subordinated Notes held by you for my account as indicated below:

The aggregate face amount of Subordinated Notes held by you for the account of the undersigned is (fill in amount):

         $                           of 6-1/4% Convertible Subordinated Notes
          ---------------------------
due 2003.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

/ / To TENDER the following Subordinated Notes held by you for the account of the undersigned (insert principal amount of Subordinated Notes to be tendered (if any)):

         $                           of 6-1/4% Convertible Subordinated Notes
          ---------------------------
due 2003.

/ / NOT to TENDER any Subordinated Notes held by you for the account of the undersigned.
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                                    SIGN HERE

Name of beneficial owner(s) (please print):
                                           -------------------------------------

Signature(s):
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Address:
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Telephone Number:
                 ---------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------------------

Date:
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